STANDARD OFFICE LEASE AGREEMENT (NET)

THIS LEASE AGREEMENT (hereinafter called the "Lease Agreement") made as of the 28th day of February 2012, by and between River Valley Business Center, having offices at W10887 875th Ave, River Falls, WI 54022 (hereinafter called the "Landlord"), and Sajan, Inc., (hereinafter called the "Tenant").

WITNESSETH

FOR AND IN CONSIDERATION of the sum of One Dollar ($1.00) in hand paid by each of the parties to the other, and other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, Landlord does hereby lease and let unto Tenant, and Tenant does hereby hire, lease and take from Landlord, that area outlined in red on Exhibit A-1 attached hereto, and by this reference incorporated herein, and described as Lower Level East Suite, containing approximately 3,850 square feet , (hereinafter called the "Premises") at 625 Whitetail Blvd., hereinafter called the "Building") in the City of River Falls, County of Pierce, State of Wisconsin. The term Building as it is used herein shall consist of the land and building(s) set forth in Exhibit A-2 hereto.

ARTICLE 1 - TERM

To have and to hold said Premises for a term of 5 years and 1 month, commencing March 1, 2012 and terminating January 31, 2017 (hereinafter called the "Term") upon the rentals and subject to the conditions set forth in this Lease Agreement, and the Exhibits attached hereto. The commencement and termination dates are specifically subject to the provisions of Article 5 hereof.

ARTICLE 2 - RENTALS

Tenant agrees to pay to Landlord as minimum rental (hereinafter called "Minimum Rental") for the Premises, without notice set-off or demand, the sum of $14.50/psf to be due and payable by Tenant in advance on the first day of each calendar month during the Term of this Lease Agreement, or any extension or renewal thereof, at the office of Landlord set forth in the preamble to this Lease Agreement or at such other place as Landlord may designate. In the event of any fractional calendar month, Tenant shall pay for each day in such partial month a rental equal to 1/30 of the Minimum Rental. Tenant agrees to pay, as Additional Rent, which shall be collectible to the same extent as Minimum Rental, all amounts which may become due to Landlord hereunder and any tax, charge or fee that may be levied, assessed or imposed upon or measured by the rents reserved hereunder by any governmental authority acting under any present or future law before any fine, penalty, interest or costs may be added thereto for non-payment. Pursuant to Article 6 hereof, Landlord's estimated Operating Expenses are $3.50 per square foot and estimated Real Estate Taxes payable are $2.50 per square foot.

ARTICLE 3 - POSSESSION

Except as otherwise provided, Landlord shall deliver possession of the Premises on or before the date hereinabove specified for commencement of the Term, but delivery of possession prior to such commencement date shall not affect the expiration date of this Lease Agreement. Failure of Landlord to deliver possession of the Premises by the date hereinabove provided, due to a holding over by a prior tenant, or any other cause beyond Landlord's control, or time required for construction delays due to material shortages, strikes, or acts of God, shall automatically postpone the date of commencement of the Term of this Lease Agreement and shall extend the termination date by periods equal to those which shall have elapsed between and including the date hereinabove specified for commencement of the Term hereof and the date on which possession of the Premises is delivered to the Tenant. The rentals herein reserved shall commence on the first day of the Term, provided, however, in the event of any occupancy by Tenant prior to the beginning of the Term, such occupancy shall in all respects be the same as that of a tenant under this Lease Agreement, and the rental shall commence as of the date that Tenant enters into such occupancy of the Premises. Provided further, that if Landlord shall be delayed in delivery of the Premises to Tenant due to Tenant's failure to agree to the Plans or any delay caused by a party employed by or the agent of Tenant, or by Tenant's failure to pay for the costs of the Tenant Improvements requested by Tenant subsequent to approval of the Plans, then in such case the rental shall be accelerated by the number of days of such delay, and the rentals shall commence the same as if occupancy had been taken by Tenant. Prior to the commencement of the Term, Landlord shall have no responsibility or liability for loss or damage to fixtures, facilities or equipment installed or left on the Premises. By occupying the Premises as a Tenant, or to install fixtures, facilities or equipment, or to perform finishing work, Tenant shall be conclusively deemed to have accepted the same and to have acknowledged that the Premises are in the condition required by this Lease Agreement, except items which are not in compliance with Exhibit A-3 and for which Tenant has given Landlord a written "punch list" within thirty (30) days of Tenant's first occupancy of the Premises. Should the commencement of the rental obligations of Tenant under this Lease Agreement occur for any reason on a day other than the first day of a calendar month, then in that event solely for the purposes of computing the Term of this Lease Agreement, the commencement date of the Term shall become and be the first day of the first full calendar month following the date when Tenant's rental obligation commences, or the first day of the first full calendar month following the commencement date set out in Article 1 (if such is other than the first date of a calendar month), whichever date is later, and the termination date shall be adjusted accordingly; provided however, that the termination date shall be the last day of a calendar month, which date shall in no event be earlier than the termination date set out in Article 1. Immediately after Tenant's occupancy of the Premises the Landlord and Tenant shall execute a ratification agreement which shall set forth the final commencement and termination dates for the Term and shall acknowledge the Minimum Rental, the square footage of the Premises, and delivery of the Premises in the condition required by this Lease Agreement.

ARTICLE 4 - TENANT'S PRO RATA SHARE OF REAL ESTATE TAXES AND OPERATING EXPENSES

A.                  During each full or partial calendar year during the Term of this Lease Agreement, Tenant shall pay to Landlord, as Additional Rental, an amount equal to the Real Estate Taxes and Operating Expenses (both as hereinafter defined) per square foot of rentable area in the Building multiplied by the number of square feet of rentable area in the Premises prorated for the period that Tenant occupied the Premises.

B.                   Landlord shall, each year during the Term of this Lease Agreement, give Tenant an estimate of Operating Expenses and Real Estate Taxes payable per square foot of rentable area for the coming calendar year. Tenant shall pay, as Additional Rental, along with its monthly Minimum Rental payments required hereunder, one-twelfth (1/12) of such estimated Operating Expenses and Real Estate Taxes and such Additional Rental shall be payable until subsequently adjusted for the following year pursuant to this Article.

C.                   As soon as possible after the expiration of each calendar year, Landlord shall determine and certify to Tenant the actual Operating Expenses and Real Estate Taxes for the previous year per square foot of rentable area in the Building and the amount applicable to the Premises. If such statement shows that Tenant's share of Operating Expenses and Real Estate Taxes exceeds Tenant's estimated monthly payments for the previous calendar year, then Tenant shall, within twenty (20) days after receiving Landlord's certification, pay such deficiency to Landlord. In the event of an overpayment by Tenant, such overpayment shall be refunded to Tenant, at the time of certification, in the form of an adjustment in the Additional Rental next coming due, or if at the end of the Term by a refund.

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D.                  For the purposes of this Article, the term "Real Estate Taxes" means the total of all taxes, fees, charges and assessments, general and special, ordinary and extraordinary, foreseen or unforeseen, which become due or payable upon the Building. All costs and expenses incurred by Landlord during negotiations for or contests of the amount of Real Estate Taxes shall be included within the term "Real Estate Taxes." For purposes of this Article, the term "Operating Expenses" shall be deemed to mean all costs and expenses directly related to the Building incurred by Landlord in the repair, operation, management and maintenance of the Building including interior and exterior and common area maintenance, management fees, cleaning expenses, energy expenses, insurance premiums, and the amortization of capital investments made to reduce operating costs or that are necessary due to governmental requirements, all in accordance with generally accepted accounting principles.

E.                   Landlord may at any time designate a fiscal year in lieu of a calendar year and in such event, at the time of such a change, there may be a billing for the fiscal year which is less than 12 calendar months.

F.                   Landlord reserves, and Tenant hereby assigns to Landlord, the sole and exclusive right to contest, protest, petition for review, or otherwise seek a reduction in the Real Estate Taxes.

ARTICLE 5 - UTILITIES AND SERVICE

A.                  Landlord agrees to furnish water, electricity, elevator service, and janitorial service. In the event Tenant's requirements and/or usage of such utilities and services is substantially greater than is customarily supplied to a typical tenant in the Building, Landlord or Tenant may request that the difference in such requirement and/or usage be determined and that appropriate adjustments be made in the Minimum Rental provided for in Article 3 of this Lease Agreement.

B.                   Landlord agrees to furnish heat during the usual heating season and air conditioning during the usual air conditioning season, all during normal business hours as defined in this Lease Agreement.

C.                   No temporary interruption or failure of such services incidental to the making of repairs, alterations or improvements, or due to accidents or strike or conditions or events not under Landlord's control, shall be deemed as an eviction of the Tenant or relieve the Tenant from any of the Tenant's obligations hereunder.

D.                  For the purposes of this Article 7, normal business hours shall be deemed to mean the period of time between 8:00 a.m. and 5:00 p.m., Monday through Friday, and specifically excluding Saturdays, Sundays and legal holidays.

ARTICLE 6 - NON-LIABILITY OF LANDLORD

Except in the event of negligence of Landlord, its agents, employees or contractors, Landlord shall not be liable for any loss or damage for failure to furnish heat, air conditioning, electricity, elevator service, water, sprinkler system or janitorial service. Landlord shall not be liable for personal injury, death or any damage from any cause about the Premises or the Building except if caused by Landlord's gross negligence.

ARTICLE 7 - CARE OF PREMISES

A.                  Tenant agrees:

1.                    To keep the Premises in as good condition and repair as they were in at the time Tenant took possession of same, reasonable wear and tear and damage from fire and other casualty for which insurance is normally procured excepted;

2.                    To keep the Premises in a clean and sanitary condition;

3.                    Not to commit any nuisance or waste on the Premises, overload the Premises or the electrical, water and/or plumbing facilities in the Premises or Building, throw foreign substances in plumbing facilities, or waste any of the utilities furnished by Landlord;

4.                    To abide by such rules and regulations as may from time to time be reasonably promulgated by Landlord;

5.                    To preserve and protect all carpeted areas and to provide and use carpet protector mats in all locations within the Premises where chairs with castors are used; and

6.                    To obtain Landlord's prior approval of the interior design of any portion of the Premises visible from the common areas or from the outside of the Building. "Interior design" as used in the preceding sentence shall include but not be limited to floor and wall coverings, furniture, office design, artwork and color scheme.

B.                   If Tenant shall fail to keep and preserve the Premises in the state of condition required by the provisions of this Article 9, the Landlord may at its option put or cause the same to be put into the condition and state of repair agreed upon, and in such case the Tenant, on demand, shall pay the cost thereof.

ARTICLE 8 - NON-PERMITTED USE

Tenant agrees not to commit or permit any act to be performed on the Premises or any omission to occur which shall be in violation of any statute, regulation or ordinance of any governmental body or which will increase the insurance rates on the Building or which will be in violation of any insurance policy carried on the Building by the Landlord. Tenant, at its expense, shall comply with all governmental laws, ordinances, rules and regulations applicable to the use of the Premises and its occupancy and shall promptly comply with all governmental orders, rulings and directives for the correction, prevention and abatement of any violation upon, or in connection with the Premises or Tenant's use or occupancy of the Premises, including the making of any alterations or improvements to the Premises, all at Tenant's sole cost and expense.

ARTICLE 9 - INSPECTION

The Landlord or its employees or agents shall have the right without any diminution of rent or other charges payable hereunder by Tenant to enter the Premises at all reasonable times for the purpose of exhibiting the Premises to prospective tenants or purchasers, inspection, cleaning, repairing, testing, altering or improving the same or said Building, but nothing contained in this Article shall be construed so as to impose any obligation on the Landlord to make any repairs, alterations or improvements.

ARTICLE 10 - ALTERATIONS

Tenant will not make any alterations, repairs, additions or improvements in or to the Premises or add, disturb or in any way change any plumbing, wiring, life/safety or mechanical systems, locks, or structural components of the Building without the prior written consent of the Landlord as to the character of the alterations, additions or improvements to be made, the manner of doing the work, and the contractor doing the work. Such consent shall not be unreasonably withheld or delayed, if such alterations, repairs, additions or improvements are required of Tenant or are the obligation of Tenant pursuant to this Lease Agreement. All such work shall comply with all applicable governmental laws, ordinances, rules and regulations. The Landlord as a condition to said consent may require a surety performance and/or payment bond from the Tenant for said actions. Tenant agrees to indemnify and hold Landlord free and harmless from any liability, loss, cost, damage or expense (including attorney's fees) by reasons of any said alteration, repairs, additions or improvements.

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ARTICLE 11 - SIGNS

Tenant agrees that no signs or other advertising materials shall be erected, attached or affixed to any portion of the interior or exterior of the Premises or the Building without the express prior written consent of Landlord.

ARTICLE 12 - COMMON AREAS

A.                  Tenant agrees that the use of all corridors, passageways, elevators, toilet rooms, parking areas and landscaped areas in and around said Building, by the Tenant or Tenant's employees, visitors or invitees, shall be subject to such rules and regulations as may from time to time be made by Landlord for the safety, comfort and convenience of the owners, occupants, tenants and invitees of said Building. Tenant agrees that no awnings, curtains, drapes or shades shall be used upon the Premises except as may be approved by Landlord.

B.                   In addition to the Premises, Tenant shall have the right of non-exclusive use, in common with others, of (a) all unrestricted automobile parking areas, driveways and walkways, and (b) loading facilities, freight elevators and other facilities as may be constructed in the Building, all to be subject to the terms and conditions of this Lease Agreement and to reasonable rules and regulations for the use thereof as prescribed from time to time by Landlord.

C.                   Landlord shall have the right to make changes or revisions in the site plan and in the Building so as to provide additional leasing area. Landlord shall also have the right to construct additional buildings on the land described on Exhibit A-2 for such purposes as Landlord may deem appropriate. Landlord also reserves all airspace rights above, below and to all sides of the Premises, including the right to make changes, alterations or provide additional leasing areas.

D.                  Landlord and Tenant agree that Landlord will not be responsible for any loss, theft or damage to vehicles, or the contents thereof, parked or left in the parking areas of the Building and Tenant agrees to so advise its employees, visitors or invitees who may use such parking areas. The parking areas shall include those areas designated by Landlord, in its sole discretion, as either restricted or unrestricted parking areas. Any restricted parking areas shall be leased only by separate license agreement with Landlord. Tenant further agrees not to use or permit its employees, visitors or invitees to use the parking areas for overnight storage of vehicles.

ARTICLE 13 - ASSIGNMENT AND SUBLETTING

A.                  Tenant agrees not to assign, sublet, license, mortgage or encumber this Lease Agreement, the Premises, or any part thereof, whether by voluntary act, operation of law, or otherwise, without the specific prior written consent of Landlord in each instance. If Tenant is a corporation or a partnership, transfer of a controlling interest of Tenant shall be considered an assignment of this Lease Agreement for purposes of this Article. Consent by Landlord in one such instance shall not be a waiver of Landlord's rights under this Article as to requiring consent for any subsequent instance. In the event Tenant desires to sublet a part or all of the Premises, or assign this Lease Agreement, Tenant shall give written notice to Landlord at least thirty (30) days prior to the proposed subletting or assignment, which notice shall state the name of the proposed subtenant or assignee, the terms of any sublease or assignment documents and copies of financial reports or other relevant financial information of the proposed subtenant or assignee. At Landlord's option, any and all payments by the proposed assignee or sublessee with respect to the assignment of sublease shall be paid directly to Landlord. In any event no subletting or assignment shall release Tenant of its obligation to pay the rent and to perform all other obligations to be performed by Tenant hereunder for the Term of this Lease Agreement. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. At Landlord's option, Landlord may terminate the Lease Agreement in lieu of giving its consent to any proposed assignment of this Lease Agreement or subletting of the Premises (which termination may be contingent upon the execution of a new lease with the proposed assignee or subtenant).

B.                   Landlord's right to assign this Lease Agreement is and shall remain unqualified upon any sale or transfer of the Building and, providing the purchaser succeeds to the interests of Landlord under this Lease Agreement, Landlord shall thereupon be entirely freed of all obligations of the Landlord hereunder and shall not be subject to any liability resulting from any act or omission or event occurring after such conveyance.

ARTICLE 14 - LOSS BY CASUALTY

If the Building is damaged or destroyed by fire or other casualty, the Landlord shall have the right to terminate this Lease Agreement, provided it gives written notice thereof to the Tenant within ninety (90) days after such damage or destruction. If a portion of the Premises is damaged by fire or other casualty, and Landlord does not elect to terminate this Lease Agreement, the Landlord shall, at its expense, restore the Premises to as near the condition which existed immediately prior to such damage or destruction, as reasonably possible, and the rentals shall abate during such period of time as the Premises are untenantable, in the proportion that the untenantable portion of the Premises bears to the entire Premises.

ARTICLE 15 - ARTICLE 17 - WAIVER OF SUBROGATION

Landlord and Tenant hereby release the other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property caused by fire or any of the extended coverage or supplementary contract casualties, even if such fire or other casualty shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible, provided however, that this release shall be applicable and in force and effect only with respect to loss or damage occurring during such times as the releasing party's policies shall contain a clause or endorsement to the effect that any such release would not adversely affect or impair said policies or prejudice the right of the releasing party to recover thereunder. Landlord and Tenant agree that they will request their insurance carriers to include in their policies such a clause or endorsement. If extra cost shall be charged therefore, each party shall advise the other of the amount of the extra cost, and the other party, at its election, may pay the same, but shall not be obligated to do so.

ARTICLE 16 - EMINENT DOMAIN

If the entire Building is taken by eminent domain, this Lease Agreement shall automatically terminate as of the date of taking. If a portion of the Building is taken by eminent domain, the Landlord shall have the right to terminate this Lease Agreement, provided it gives written notice thereof to the Tenant within ninety (90) days after the date of taking. If a portion of the Premises is taken by eminent domain and this Lease Agreement is not terminated by Landlord, the Landlord shall, at its expense, restore the Premises to as near the condition which existed immediately prior to the date of taking as reasonably possible, and the rentals shall abate during such period of time as the Premises are untenantable, in the proportion that the untenantable portion of the Premises bears to the entire Premises. All damages awarded for such taking under the power of eminent domain shall belong to and be the sole property of Landlord, irrespective of the basis upon which they are awarded, provided, however, that nothing contained herein shall prevent Tenant from making a separate claim to the condemning authority for its moving expenses and trade fixtures. For purposes of this Article, a taking by eminent domain shall include Landlord's giving of a deed under threat of condemnation.

ARTICLE 17 - SURRENDER

On the last day of the Term of this Lease Agreement or on the sooner termination thereof in accordance with the terms hereof, Tenant shall peaceably surrender the Premises in good condition and repair consistent with Tenant's duty to make repairs as provided in Article 7 hereof. On or before said last day, Tenant shall at its expense remove all of its equipment from the Premises, repairing any damage caused thereby, and any property not removed shall be deemed abandoned. All alterations, additions and fixtures other than Tenant's trade fixtures, which have been made or installed by either Landlord or Tenant upon the Premises shall remain as Landlord's property and shall be surrendered with the Premises as a part thereof, or shall be removed by Tenant, at the option of Landlord, in which event Tenant shall at its expense repair any damage caused thereby. It is specifically agreed that any and all telephonic, coaxial, ethernet, or other computer, wordprocessing, facsimile, or electronic wiring installed by Tenant within the Premises (hereafter "Wiring") shall be removed at Tenant's cost at the expiration of the Term, unless Landlord has specifically requested in writing that said Wiring shall remain, whereupon said Wiring shall be surrendered with the Premises as Landlord's property. If the Premises are not surrendered at the end of the Term or the sooner termination thereof, Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in so surrendering the Premises, including, without limitation, claims made by any succeeding tenant founded on such delay. Tenant shall promptly surrender all keys for the Premises to Landlord at the place then fixed for payment of rental and shall inform Landlord of combinations on any locks and safes on the Premises.

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ARTICLE 18 - NON-PAYMENT OF RENT, DEFAULTS

If any one or more of the following occurs: (1) a rent payment or any other payment due from Tenant to Landlord shall be and remain unpaid in whole or in part for more than ten (10) days after same is due and payable; (2) Tenant shall violate or default on any of the other covenants, agreements, stipulations or conditions herein, or in any parking agreement(s) or other agreements between Landlord and Tenant relating to the Premises, and such violation or default shall continue for a period of ten (10) days after written notice from Landlord of such violation or default; (3) if Tenant shall commence or have commenced against Tenant proceedings under a bankruptcy, receivership, insolvency or similar type of action; or (4) if Tenant shall vacate any substantial portion of the Premises for a period of more than 15 days; then it shall be optional for Landlord, without further notice or demand, to cure such default or to declare this Lease Agreement forfeited and the said Term ended, or to terminate only Tenant's right to possession of the Premises, and to re-enter the Premises, with or without process of law, using such force as may be necessary to remove all persons or chattels therefrom, and Landlord shall not be liable for damages by reason of such re-entry or forfeiture; but notwithstanding re-entry by Landlord or termination only of Tenant's right to possession of the Premises, the liability of Tenant for the rent and all other sums provided herein shall not be relinquished or extinguished for the balance of the Term of this Lease Agreement and Landlord shall be entitled to periodically sue Tenant for all sums due under this Lease Agreement or which become due prior to judgment, but such suit shall not bar subsequent suits for any further sums coming due thereafter. Tenant shall be responsible for, in addition to the rentals and other sums agreed to be paid hereunder, the cost of any necessary maintenance, repair, restoration, reletting (including related cost of removal or modification of tenant improvements) or cure as well as reasonable attorney's fees incurred or awarded in any suit or action instituted by Landlord to enforce the provisions of this Lease Agreement, regain possession of the Premises, or the collection of the rentals due Landlord hereunder. Tenant shall also be liable to Landlord for the payment of a late charge in the amount of 10% of the rental installment or other sum due Landlord hereunder if said payment has not been received within ten (10) days from the date said payment becomes due and payable, or cleared by Landlord's bank within three (3) business days after deposit. Tenant agrees to pay interest at the highest permissible rate of interest allowed under the usury statutes of the State of Minnesota, or in case no such maximum rate of interest is provided, at the rate of 12% per annum, on all rentals and other sums due Landlord hereunder not paid within ten (10) days from the date same become due and payable. Each right or remedy of Landlord provided for in this Lease Agreement shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease Agreement now or hereafter existing at law or in equity or by statute or otherwise.

ARTICLE 19 - LANDLORD'S DEFAULT

Landlord shall not be deemed to be in default under this Lease Agreement until Tenant has given Landlord written notice specifying the nature of the default and Landlord does not cure such default within thirty (30) days after receipt of such notice or within such reasonable time thereafter as may be necessary to cure such default where such default is of such a character as to reasonably require more than thirty (30) days to cure.

ARTICLE 20 - HOLDING OVER

Tenant will, at the expiration of this Lease Agreement, whether by lapse of time or termination, give up immediate possession to Landlord. If Tenant fails to give up possession the Landlord may, at its option, serve written notice upon Tenant that such holdover constitutes any one of (i) creation of a month-to-month tenancy, or (ii) creation of a tenancy at sufferance. If Landlord does not give said notice, Tenant's holdover shall create a tenancy at sufferance. In any such event the tenancy shall be upon the terms and conditions of this Lease Agreement, except that the Minimum Rental shall be double the Minimum Rental Tenant was obligated to pay Landlord under this Lease Agreement immediately prior to termination (in the case of tenancy at sufferance such Minimum Rental shall be prorated on the basis of a 365 day year for each day Tenant remains in possession); excepting further that in the case of a tenancy at sufferance, no notices shall be required prior to commencement of any legal action to gain repossession of the Premises. In the case of a tenancy at sufferance, Tenant shall also pay to Landlord all damages sustained by Landlord resulting from retention of possession by Tenant. The provisions of this paragraph shall not constitute a waiver by Landlord of any right of re-entry as otherwise available to Landlord; nor shall receipt of any rent or any other act in apparent affirmance of the tenancy operate as a waiver of the right to terminate this Lease Agreement for a breach by Tenant hereof.

ARTICLE 21 - SUBORDINATION

Tenant agrees that this Lease Agreement shall be subordinate to any mortgage(s) that may now or hereafter be placed upon the Building or any part thereof, and to any and all advances to be made thereunder, and to the interest thereon, and all renewals, replacements, and extensions thereof, provided the mortgagee named in such mortgage(s) shall agree to recognize this Lease Agreement or Tenant in the event of foreclosure provided the Tenant is not in default. In confirmation of such subordination, Tenant shall promptly execute and deliver any instrument, in recordable form, as required by Landlord's mortgagee. In the event of any mortgagee electing to have the Lease Agreement a prior encumbrance to its mortgage, then and in such event upon such mortgagee notifying Tenant to that effect, this Lease Agreement shall be deemed prior in encumbrance to the said mortgage, whether this Lease Agreement is dated prior to or subsequent to the date of said mortgage.

ARTICLE 22 - INDEMNITY, INSURANCE AND SECURITY

A.                  Tenant will keep in force at its own expense for so long as this Lease Agreement remains in effect public liability insurance with respect to the Premises in which Landlord shall be named as an additional insured, in companies and in form acceptable to Landlord with a minimum combined limit of liability of Two Million Dollars ($2,000,000.00). This limit shall apply per location. Said insurance shall also provide for contractual liability coverage by endorsement. Tenant shall further provide for business interruption insurance to cover a period of not less than six (6) months. Tenant will further deposit with Landlord the policy or policies of such insurance or certificates thereof, or other acceptable evidence that such insurance is in effect, which evidence shall provide that Landlord shall be notified in writing thirty (30) days prior to cancellation, material change, or failure to renew the insurance. Tenant further covenants and agrees to indemnify and hold Landlord and Landlord's manager of the Building harmless for any claim, loss or damage, including reasonable attorney's fees, suffered by Landlord, Landlord's manager or Landlord's other tenants caused by: i) any act or omission by Tenant, Tenant's employees or anyone claiming through or by Tenant in, at, or around the Premises or the Building; ii) the conduct or management of any work or thing whatsoever done by Tenant in or about the Premises; or iii) Tenant's failure to comply with any and all governmental laws, rules, ordinances or regulations applicable to the use of the Premises and its occupancy. If Tenant shall not comply with its covenants made in this Article 24, Landlord may, at its option, cause insurance as aforesaid to be issued and in such event Tenant agrees to pay the premium for such insurance promptly upon Landlord's demand.

B.                   Tenant shall be responsible for the security and safeguarding of the Premises and all property kept, stored or maintained in the Premises. Landlord will make available to Tenant, at Tenant's request, the plans and specifications for construction of the Building and the Premises. Tenant represents that it is satisfied that the construction of the Building and the Premises, including the floors, walls, windows, doors and means of access thereto are suitable for the particular needs of Tenant's business. Tenant further represents that it is satisfied with the security of said Building and Premises for the protection of any property which may be owned, held, stored or otherwise caused or permitted by Tenant to be present upon the Premises. The placement and sufficiency of all safes, vaults, cash or security drawers, cabinets or the like placed upon the Premises by Tenant shall be at the sole responsibility and risk of Tenant. Tenant shall maintain in force throughout the Term, insurance upon all contents of the Premises, including that owned by others and Tenant's equipment and any alterations, additions, fixtures, or improvements in the Premises acknowledged by Landlord to be the Tenant's.

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C.                   Landlord shall carry and cause to be in full force and effect a fire and extended coverage insurance policy on the Building, but not contents owned, leased or otherwise in possession of Tenant. The cost of such insurance shall be an Operating Expense.

ARTICLE 23 - Notices, Demands and Other Instruments

All notices, demands, requests, consents, approvals and other instruments required or permitted to be given pursuant to the terms of this Lease Agreement shall be in writing and shall be deemed to have been properly give if (a) with respect to Tenant, sent by registered mail, postage prepaid, or sent by telegram, overnight express courier, facsimile followed by overnight express delivery or delivered by hand, in each case addressed to Tenant at the address for the Premises, and (b) with respect to Landlord, sent by registered mail, postage prepaid, or sent by telegram, overnight express courier, facsimile followed by overnight express delivery or delivered by hand in each case, addressed to Landlord at its address first above set forth along with a copy to any Mortgagee, if Tenant has been advised of the address for such Mortgagee, delivered in the same manner; provided however that in no event shall Minimum Rent or Additional Rent be deemed to have been made, given or delivered until actually received by Landlord. Landlord and Tenant shall each have the right from time to time to specify as its address for purposes of this Lease Agreement any other address in the United States of America upon fifteen (15) days’ written notice thereof, similarly given, to the other party and any Mortgagee.

ARTICLE 24 - APPLICABLE LAW

This Lease Agreement shall be construed under the laws of the State of Minnesota.

ARTICLE 25 - MECHANICS' LIEN

In the event any mechanic's lien shall at any time be filed against the Premises or any part of the Building by reason of work, labor, services or materials performed or furnished to Tenant or to anyone holding the Premises through or under Tenant, Tenant shall forthwith cause the same to be discharged of record. If Tenant shall fail to cause such lien forthwith to be discharged within five (5) days after being notified of the filing thereof, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same by paying the amount claimed to be due, or by bonding, and the amount so paid by Landlord and all costs and expenses, including reasonable attorney's fees incurred by Landlord in procuring the discharge of such lien, shall be due and payable in full by Tenant to Landlord on demand.

ARTICLE 26 - BROKERAGE

Each of the parties represents and warrants that there are no claims for brokerage commissions or finder's fees in connection with this Lease Agreement, and agrees to indemnify the other against, and hold it harmless from all liabilities arising from any such claim, including without limitation, the cost of attorney's fees in connection therewith.

ARTICLE 27 - ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS

Each party hereto agrees that at any time, and from time to time during the Term of this Lease Agreement (but not more often than twice in each calendar year), within ten (10) days after request by the other party hereto, it will execute, acknowledge and deliver to such other party or to any prospective purchaser, assignee or mortgagee designated by such other party, an estoppel certificate in a form acceptable to Landlord. Tenant agrees to provide Landlord (but not more often than twice in any calendar year), within ten (10) days of request, the then most current financial statements of Tenant and any guarantors of this Lease Agreement, which shall be certified by Tenant, and if available, shall be audited and certified by a certified public accountant. Landlord shall keep such financial statements confidential, except Landlord shall, in confidence, be entitled to disclose such financial statements to existing or prospective mortgagees or purchasers of the Building.

ARTICLE 28 - GENERAL

This Lease Agreement does not create the relationship of principal and agent or of partnership or of joint venture or of any association between Landlord and Tenant, the sole relationship between Landlord and Tenant being that of landlord and tenant. No waiver of any default of Tenant hereunder shall be implied from any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the express waiver and that only for the time and to the extent therein stated. The covenants of Tenant to pay the Minimum Rental and the Additional Rental are each independent of any other covenant, condition, or provision contained in this Lease Agreement. The marginal or topical headings of the several Articles, paragraphs and clauses are for convenience only and do not define, limit or construe the contents of such Articles, paragraphs or clauses. All preliminary negotiations are merged into and incorporated in this Lease Agreement. This Lease Agreement can only be modified or amended by an agreement in writing signed by the parties hereto. All provisions hereof shall be binding upon the heirs, successors and assigns of each party hereto. If any term or provision of this Lease Agreement shall to any extent be held invalid or unenforceable, the remainder shall not be affected thereby, and each other term and provision of this Lease Agreement shall be valid and be enforced to the fullest extent permitted by law. If Tenant is a corporation, each individual executing this Lease Agreement on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease Agreement on behalf of said corporation in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the Bylaws of said corporation, and that this Lease Agreement is binding upon said corporation in accordance with its terms. No receipt or acceptance by Landlord from Tenant of less than the monthly rent herein stipulated shall be deemed to be other than a partial payment on account for any due and unpaid stipulated rent; no endorsement or statement of any check or any letter or other writing accompanying any check or payment of rent to Landlord shall be deemed an accord and satisfaction, and Landlord may accept and negotiate such check or payment without prejudice to Landlord's rights to (i) recover the remaining balance of such unpaid rent or (ii) pursue any other remedy provided in this Lease Agreement. (Neither party shall record this Lease Agreement or any memorandum thereof, and any such recordation shall be a breach of this Lease Agreement void, and without effect.) Time is of the essence with respect to the due performance of the terms, covenants and conditions herein contained. Submission of this instrument for examination does not constitute a reservation of or option for the Premises, and this Lease Agreement shall become effective only upon execution and delivery thereof by Landlord and Tenant.

ARTICLE 29 - EXCULPATION

Tenant agrees to look solely to Landlord's interest in the Building for the recovery of any judgment from Landlord, it being agreed that Landlord and Landlord's partners, whether general or limited (if Landlord is a partnership) or its directors, governors, officers, managers, members or shareholders (if Landlord is a limited liability company or corporation), shall never be personally liable for any such judgment.

IN WITNESS WHEREOF, this Lease Agreement has been duly executed by the parties hereto as of the day and year indicated above.

TENANT:	Sajan, Inc.		LANDLORD:	River Valley Business Center, LLC

BY:	/s/ Timothy Clayton		BY:	/s/ Shannon Zimmerman

	ITS:	Chief Financial Officer		ITS:	Owner

BY:			BY:	/s/ Angel Zimmerman

	ITS:			ITS:	Owner

DATE:	March 20, 2012		DATE:	March 20, 2012

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